WAIVER AND INVESTMENT AGREEMENT

This Waiver and Investment Agreement (this “Agreement”) is dated as of November 30, 2007, by and among Surfect Holdings, Inc., a Delaware corporation (the "Company"), and each existing bridge investor identified on the signature pages hereto (the “Bridge Investors”)

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated as of June 1, 2007, as amended by the Joinder and First Amendment to Securities Purchase Agreement, dated as of July 20, 2007, among the Company and the Bridge Investors (the “Purchase Agreement”) entered into in connection with the Company’s 10% senior secured convertible promissory notes due October 29, 2007 in the original principal amount of $1.8 million (the “Bridge Loan”) and related bridge loan documents, as amended through the date hereof.

WHEREAS, the Bridge Investors have agreed to accept revisions to the Bridge Loan in order to permit the company to accept new financing from new investors (the “Investors”) and have agreed and do hereby waive any and all existing or prior breaches or defaults under the Bridge Loan, including pursuant to the terms of the Purchase Agreement and the Security Agreement, dated June 1, 2007, as amended by First Amendment to Security Agreement, dated July 20, 2007 (the “Security Agreement” and together with the Purchase Agreement, the Notes and other documents ancillary to or related to the Bridge Loan, the “Bridge Loan Documents”);

WHEREAS, the Company has granted certain rights to the Bridge Investors, including but not limited to (i) a right to participate in future financings, (ii) a right to repayment senior to existing or future indebtedness of the Company, (iii) price protection in the event of a subsequent financing and certain registration rights and the Investors desire to waive and modify those provisions;

WHEREAS, the Company has secured commitments for certain short-term bridge loan financing of up to $120,000 (the “Short-Term Loans”) and desires to offer shares of its common stock to the Investors in a private placement offering of up to $3,000,000 (the “Private Placement”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

1. Bridge Investors Waiver Agreements. Each of the Bridge Investors hereby unconditionally and irrevocably waives:

(i)	the Future Financing Participation Right, as set forth in Section 5.16 of the Purchase Agreement;
(ii)	the Senior Debt Ranking, as set forth in Section 3 of the Note;
(iii)	the Price Protection Right, as set forth in Section 5.16 of the Purchase Agreement and Section 5 of the Note;
(iv)	the Registration Rights, as set forth in Section 7.01 of the Purchase Agreement;

(v)	any breach of representation, warranty or covenant, or Event of Default or other default under the Bridge Loan Documents; and
(vi)	any and all penalties, damages or claims and any other right to which the Investor is entitled under the Bridge Loan Documents.

The foregoing waivers shall continue until the later of the closing of the Short-Term Loan or the Private Placement, but not later than December 14, 2007 provided if a closing of the Private Placement shall occur prior to such date such waivers shall become permanent, and shall apply to the Short-Term Loan and the Private Placement and this Agreement.

In addition, the Company shall be permitted, with the proceeds of the Short-Term Loan or the Private Placement, to redeem $755,000 of original principal amount of Bridge Loans sold to Acqua Capital (the “Aqua Loan”), including accrued interest thereon, and issue to Acqua Capital 200,000 shares of common stock as consideration for settlement of any and all claims.

2. Bridge Investor Additional Agreements

(i)
Each Bridge Investor and the Company agree that the outstanding principal amount of all Bridge Loan debt, plus accrued interest, shall be converted into common stock of the Company at a purchase price of $0.04 per share, with 5 year warrants for 50% of such number of shares sold exercisable at $0.06 per share; and 50% of such number of shares sold exercisable at $0.12 per share. All of such warrants shall have cashless exercise features.

(ii)	The agreements and waivers hereunder of the Bridge Investors shall be subject to the following:
a.
The Waivers set forth in paragraph 1 hereof shall be of no force or effect unless ITU Ventures agrees that it shall not offer, sell, assign, hypothecate, pledge, or otherwise transfer any securities of the Company, directly or indirectly purchased or held by ITU Ventures of any of its affiliates, officers, directors of employees, without the prior written consent of each of the Investors for a period of 18 months as set forth in a separate Lock Up Agreement;

b.
No securities convertible into any shares of common stock of the Company held by any Bridge Investor or Investor may be exercised on less than 61 days prior written notice to the Company, unless such provision is waived by the Investor in writing on at least 61 days prior written notice to the Company if such conversion would result in the holder owning in excess of 4.9% of the outstanding common stock of the Company.

c.
The Waivers set forth in paragraph 1 hereof shall be of no force or effect unless the Company shall offer and sell to New Investors in the Private Placement up to $3.0 million gross proceeds of common stock of the Company at a purchase price of $0.04 per share, with 5 year warrants for 50% of such number of shares sold exercisable at $0.06 per share; and 50% of such number of shares sold exercisable at $0.12 per share.

d.
The Waivers set forth in paragraph 1 hereof shall be of no force or effect unless the Board of Directors shall grant to management of the Company 5 year incentive options exercisable at $0.15 per share.

(iii)	The Company shall authorize the foregoing not later than November 30, 2007.
(iv)
The Company shall issue and deliver to the parties all usual and customary documents in order to memorialize the foregoing agreements of the parties, including all stock certificates, warrants, and similar agreements, within 30 days of the date hereof.

(v)	On November 30, 2007 the Company shall send by wire transfer the funds required to redeem the Acqua Loan.
(vi)
On closing on an amount of $3 million by January 1, 2008 if no such closing shall occur under the Private Placement, the Company shall pay $500,000 to IR/PR firms reasonably acceptable to the Bridge Investors and upon the initial closing list its stock for trading on a German exchange acceptable to Westminster Securities.

(vii)
In the event the Company does not possess sufficient shares of common stock authorized, it shall use its best efforts immediately to seek shareholder approval and to amend its certificate of incorporation and any other documents or agreements to permit the lawful issuance and delivery of all securities hereunder.

(viii)	All fees and expenses of the offering to placement agents shall be immediately paid or set off from the proceeds.

3. Miscellaneous.

(a) No Continuing Agreement. No waiver by the Investors hereunder shall be deemed to be a continuing waiver in the future except as noted herein.

(b) No Other Alterations to Purchase Agreement. Except as herein expressly amended, the Purchase Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except to the extent of the Agreement specifically provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The execution, delivery and effectiveness of this Agreement shall not constitute a consent or waiver to or modification of any provision, term or condition of the Purchase Agreement, other than such terms, provisions, or conditions that are required to consummate the transactions contemplated by this Agreement.

(c) Counterparts; Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(d) Governing Law. THIS WAIVER SHALL BE GOVERNED BY, CONSTRUEDAND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY CLAIM OR CONTROVERSY RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS WAIVER. IN THE EVENT OF ANY ACTION OR PROCEEDING TO ENFORCE ANY OF THE PROVISIONS OF THIS AGREEMENT, THE PREVAILING PARTY WILL BE ENTITLED TO RECOVERY OF ITS REASONABLE COSTS AND EXPENSES INCURRED IN CONNECTION WITH SUCH ACTION.

(e) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SURFECT HOLDINGS, INC.

By:
Name:	Steven Anderson
Title:	President and Chief Executive Officer

[SIGNATURE PAGES FOR INVESTORS FOLLOW]

[INVESTOR SIGNATURE PAGES TO WAIVER]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above:

Name of Purchaser: ____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:______________________________________________________

Fax Number of Purchaser: ________________________________________________________